Exhibit 10.44


  Information contained herein, marked with [***], is being filed pursuant to a request for confidential treatment.




                   ANHUI PROVINCIAL ELECTRIC POWER CORPORATION

                                       AND

                       ANHUI LIYUAN-AES POWER COMPANY LTD.
                                       AND
                        HEFEI ZHONGLI ENERGY COMPANY LTD.







                         OPERATION AND OFFTAKE CONTRACT
                                       OF
                        HEFEI COMBINED-CYCLE POWER PLANT












                                 SEPTEMBER, 1996

                                TABLE OF CONTENTS

                                                                      PAGE

CHAPTER 1   GENERAL.....................................................3

CHAPTER 2   DEFINITIONS.................................................3

CHAPTER 3   REPRESENTATIONS, WARRANTIES AND COMMITMENTS
            OF THE  PARTIES ............................................8

CHAPTER 4   CONDITIONS AND REQUIREMENTS FOR INTERCONNECTION OF THE
            POWER PLANT................................................12

CHAPTER 5   METERING OF ELECTRICITY....................................13

CHAPTER 6   OPERATION OF THE POWER PLANT...............................13

CHAPTER 7   RESPONSIBILITIES OF PARTY B AND PARTY A....................17

CHAPTER 8   OTHER OPERATION MATTERS....................................19

CHAPTER 9   ON-GRID QUANTITY...........................................19

CHAPTER 10  ON-GRID TARIFF AND SETTLEMENT OF ELECTRICITY FEE...........20

CHAPTER 11  RESPONSIBILITY AND INDEMNITY...............................24

CHAPTER 12  DEFAULT AND TERMINATION....................................25

CHAPTER 13  FORCE MAJEURE..............................................27

CHAPTER 14  INSURANCE..................................................29

CHAPTER 15  GOVERNING LAWS AND DISPUTE RESOLUTION......................30

CHAPTER 16  ASSIGNMENT.................................................32

CHAPTER 17  NOTICE.....................................................32

CHAPTER 18  OTHER PROVISIONS...........................................33

APPENDIX 1  INVOICE FORMAT.............................................37

APPENDIX 2  AFTER-TAX CAPITAL RETURN...................................39

APPENDIX 3  CALCULATION OF TERMINATION FEES............................40

APPENDIX 4  ON-GRID TARIFF FORMULA.....................................41

APPENDIX 5  METERING AND RECORDING OF ELECTRICAL ENERGY................51

APPENDIX 6  PRE-OPERATION AND OPERATION SERVICES.......................53

APPENDIX 7  NECESSARY INSURANCE........................................59

APPENDIX 8  FUEL SPECIFICATION.........................................60

APPENDIX 9 FUEL OIL SUPPLY CONTRACT....................................61

                                CHAPTER 1 GENERAL

         This Operation and Offtake Contract (hereinafter referred to as "this Contract") was entered into on ------- 1996 in Hefei City, the People's Republic of China between the Anhui Provincial Electric Power Corporation on the one part (hereinafter referred to as "Party A") and a consortium comprising Anhui Liyuan-AES Power Company Ltd. and Hefei Zhongli Energy Company Ltd. on the other part (each a Sino-foreign cooperative joint venture company, organized and existing under the laws of the People's Republic of China and collectively referred to as "Party B", and separately referred to as "Liyuan-AES" and "Hefei Zhongli" respectively, together being jointly and severally responsible for the liabilities and obligations of Party B hereunder). In this Contract, Party A and Party B are individually termed as the "Party" or collectively as "the Parties". The Parties reached the following agreement through friendly consultations in accordance with relevant laws and regulations of the People's Republic of China and on the basis of the principles of equality and mutual benefit.

                              CHAPTER 2 DEFINITIONS

2.01     DEFINITIONS

         Unless otherwise stated in the provisions of this Contract, the following terms, either in singular or plural, shall have the meanings set forth below:

          1) "AFTER-TAX CAPITAL RETURN" shall mean the amount in respect of each Year set out in Appendix 2 representing the return to Party B on its investment in the Power Plant at the Annual Minimum On-Grid Quantity.

          2) "ANNUAL ACTUAL ON-GRID QUANTITY" means the On-Grid Quantity of electricity generated by the Power Plant as measured at the Delivery Point, dispatched by Party A and which this Contract requires is purchased by Party A in any Year.

          3) "ANNUAL GENERATION PLAN" means the plan proposed in November of each Year by Party A, agreed by Party B, that allows the Power Plant to at least generate the Annual Minimum On-Grid Quantity.

          4) "ANNUAL MINIMUM ON-GRID QUANTITY" shall mean the annual minimum quantity to be generated by the Power Plant (prior to the Tariff Commencement Date of the ST Unit is as specified in Clause 9.01 and thereafter will, subject to Clause 9.01(3), stand at [***]
               kwh) which is sold to the Party A and purchased and to be paid on time by Party A in accordance with the "Take or Pay" principle in every Year during the Commercial Operation Period.

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.


          5) "APPROVED GENERATION COST" shall mean in respect of a given Year, the Planned Generation Cost(in RMB Fen per KWH), approved by the Anhui Provincial Pricing Bureau.

          6) "CHANGES OF LAW" shall mean the promulgation, implementation, amendment, reinterpretation or repeal of any laws, taxes, withholding taxes, regulations, rules or policies by any Chinese governmental authority relevant to the construction, operation and maintenance of the Power Plant, the production, delivery and sale of electrical energy, or any other matters since the execution of this Contract; or the promulgation, extension, amendment or withdrawal of any approval, consent or permit by any Chinese governmental authority relevant to the construction, operation and maintenance of the Power Plant, the production, delivery and sale of electrical energy or any other matters which has resulted in the failure of Party B to achieve its After-tax Capital Return or of the Investors to receive their expected profit as set out in the Joint Venture Contracts or otherwise has a material and adverse impact upon the rights and obligations of Party B or the Investors in other respects.

          7) "CERTIFICATE OF PERFORMANCE ACCEPTANCE" shall mean the certificate which, according to Clause 5.3.3. of the EPC Contract, shall be agreed to by the Owner's Engineer in writing and signed by the Parties in respect of the achievement of Performance Acceptance of a Generating Unit or the Power Plant.

          8) "COMMERCIAL OPERATION DATE" shall mean in respect of a Generating Unit or the Power Plant the date specified in the Certificate of Performance Acceptance which is issued pursuant to Clause 5.3.3 of the EPC Contract.

          9) "COMMERCIAL OPERATION PERIOD" shall mean the period from the Commercial Operation Date of the Power Plant to the date of termination of the Joint Venture Contract.

          10) "COMMISSIONING" shall mean the testing of the Power Plant ( including Performance Test and Reliability Run) in accordance with Article 5 of EPC Contract.

          11) "DELIVERY POINT" means the physical point where the Power Plant and the Grid are to be connected at the Site as more particularly described in Clause 4.02.

          12) "EPC CONTRACT" shall mean the engineering, procurement and construction services contract entered into by and between Party B and the EPC Contractor on -------- 1996.

          13) "EPC CONTRACTOR" shall mean the Anhui Mingda Electric Power EPC Contract Company Ltd.

          14) "EXCESS ON-GRID QUANTITY" shall mean the portion of Annual Actual On-grid Quantity which is in excess of the Annual Minimum On-Grid Quantity in a Year.


          15) "FUEL OIL SUPPLY CONTRACT" shall mean a contract entered into by and between Party A as operator of the Power Plant and the fuel oil supplier for the long-term supply of fuel oil to the Power Plant that satisfies the Fuel Specification. For details see Appendix 9 hereof.

          16) "FUEL SPECIFICATION" means the fuel specification set out in Appendix 8.

          17) "GENERATING UNIT" shall mean any one of the two GT Units or the ST Unit which form the component parts of the Power Plant.

          18) "GT#1 UNIT" shall mean the first gas turbine generating unit which is composed of PG6551B and its ancillary facilities and which will go into operation first.

          19) "GT#2 UNIT" shall mean the second gas turbine generating unit which is composed of PG6551B and its ancillary facilities and which will go into operation after the GT#1 Unit.

          20) "INHERIT EQUIPMENT DEFECTS" shall mean the defects of the major equipments of the Power Plant (gas turbine, steam turbine, generator) which could not be found during the Commissioning and warranty period, and is of manufacturing defects in nature, and is not caused by normal wear and tear and degredation, and can not be prevented with monitoring and maintenance(ie. such defects causing the forced outages of the Power Plant exceeding thirty(30) days accumulatively in a given Year). Such defects can only be called Inherit Equipment Deftects if only the Parties agree or after the conclusive determination by the Experts in accordance with Section 15.03 of this Contract, and the Experts can only be selected from world renowned independent engineering firms or the members of related committee of the IEEE.

          21) "INTERCONNECTION CONTRACT" shall mean the contract executed by and between Party B and Party A for the connection of the Power Plant to the Power Grid.

          22) "INTERCONNECTION FACILITIES" means all facilities and equipment including any telecommunications systems and equipment telemetering equipment, transmission lines and associated equipment transformers and associated equipment; relay and switching equipment and protective devices and safety equipment which must be constructed or installed to connect the Power Plant to the first transmission tower of the Grid.

          23) "INVESTOR" means each of Anhui Liyuan Electric Power Development Company limited, Hefei municipal Construction and Investment Company and AES Anhui Power Company Ltd.

          24) "JOINT VENTURE CONTRACTS" shall mean the contracts executed on March 18 , 1996 and --------, 1996 respectively by and between Anhui Liyuan Electric Power Development Company Ltd., Hefei Municipal Construction and Investment Company and AES-Anhui Power Company Ltd. As well as all subsequent Admendments to the above contracts in connection with the establishment and reorganization of the Anhui Liyuan-AES Power Company Ltd. and the Hefei Zhongli Energy Company Ltd.

          25) "LAND AND FACILITY LEASE AGREEMENT" shall mean the agreement entered into by and between Party B and the owner of the land useright and facility in connection with the lawful use of part of the land and facility within the Hefei Power Plant during the term of the Joint Venture.

          26) "LENDER" shall mean any legal person or natural person providing financing for the Power Plant.

          27) "LOAN REPAYMENT DATE" shall mean the date on which the principal, interest, expenses, costs and all other amounts payable under the US$ Loan Contracts have been completely repaid in accordance with the US$ Loan Contracts.

          28)  "MONTH" shall mean a calendar month.

          29) "ON-GRID QUANTITY" means quantity of active electricity measused at the metering point and sold to Party A.

          30) "ON-GRID TARIFF" shall mean the on-grid tariff per KWH which is approved by Anhui Provincial Pricing Bureau. The On-grid Tariff shall be determined and adjusted in accordance with the On-grid Tariff Formula in Appendix 4.

          31) "ON-GRID TARIFF FORMULA" shall mean the document agreed to by both Parties and approved by the Anhui Provincial Pricing Bureau which stipulates the initial On-grid Tariff and subsequent On-grid tariff adjustment as more fully described in Appendix 4 hereof.

          32) "OPERATION SERVICES" means the services described in Part II of Appendix 6.

          33)  "OWNER'S   ENGINEER"  shall  mean  the  independent   engineering
               consultant or engineering firm with international reputation which is engaged by Party B to be responsible for monitoring and supervising the EPC Contractor in performing the EPC Contract including engineering, design, construction and performance acceptance under the EPC Contract.

          34) "POWER GRID" shall mean the electricity transmission grid of Anhui Province.

          35) "POWER PLANT" shall mean the total facilities of a combined cycle generating set (the gross output under ISO condition is 115.2 MW) consisting of 2 GT Units, one ST Unit, the heat recovery boilers and the relevant equipment, the control equipment and all common facilities, ancillary facilities the Interconnection Facilities and the Site.

          36) "PRE-OPERATION SERVICES" means the services described in Part I of Appendix 6.

          37) "PLANNED GENERATION COST" shall mean for a given Year the cost per KWH to Party A of the generating the Annual Minimum On-Grid Quantity calculated and agreed by Party A and Party B in accordance with clause 10.03(1) and Appendix 4, and submitted to the Anhui Provincial Pricing Bureau for approval.

          38) "PRUDENT UTILITY PRACTICE" shall mean the international standard, practices or methods generally followed for the design, construction, commissioning, operation and maintenance of the Power Plant and the generation and transmission of electricity on the basis of the principles of safety, high efficiency, economy and reliability and in compliance with the manufacturers recommendations.


          39) "QUARTER" shall mean a calendar quarter(for example, the first quarter of a Year shall mean January, February and March)

          40) "RENMINBI OR RMB" shall mean the lawful currency of the People's Republic of China.

          41) "STANDARD OIL CONSUMPTION" shall mean the oil consumed by the Power Plant based on the Characteristic of gas turbine including additional fuel consumption for degradation, stirrup and shut down.

          42) "SITE" shall mean the land located at Hefei City, Anhui Province, People's Republic of China leased by Party B on which the Power Plant will be constructed as more particularly described in Appendix G of the EPC Contract.

          43) "ST UNIT" shall mean the VEGA 206 steam turbine unit and its ancillary facilities which will make use of exhaust heat of the gas turbines to generate electricity.

          44) "TAKE OR PAY" shall mean that except in the case of a Force Majeure event stipulated in this Contract or Inherit Equipment Defects or the Party B's default stipulated in the Section 12.02 hereof, Party A shall at least pay to Party B the amount for the Annual Minimum On-Grid Quantity at the On-Grid Tariff. Even if Party A decides to reduce its purchase quantity, or is unable to purchase all the Annual Minimum On-Grid Quantity, it has to pay to Party B the same amount as if it has purchased all the Annual Minimum On-Grid Quantity.

          45) "TARIFF COMMENCEMENT DATE" shall mean the earlier date of the following: for the GT#1 and GT#2 Units: (i) the Commercial Operations Date of both GT#1 and GT#2 Units, or (ii) August 1, 1997; for the ST Unit: (i) the Commercial Operations Date of ST Unit, or (ii) July 1, 1998.

          46) "TECHNICAL SPECIFICATION" means the design specification of the Power Plant as referred to in the EPC Contract.

          47) "US DOLLAR OR USD OR US$" shall mean the lawful currency of the United States of America.

          48) "US$ LOAN CONTRACTS" shall mean US$ loan contract or contracts entered by Liyuan-AES and/or Hefei Zhongli with one or more Lenders by which to obtain construction funds for the Power Plant.

          49) "US$ LOAN EXPENSES" shall mean the total amount payable by Liyuan-AES and/or Hefei Zhongli to Lenders prior to the Loan Repayment Date (including without limitation principal, interest, expenses, costs or any other amounts) pursuant to the US$ Loan Contracts.

          50) "VARIABLE COST" shall mean the cost per KWH for fuel, water, materials, repair and maintenance and all other costs and expenses that vary directly with the production of electricity by the Power Plant as approved by the Anhui Provincial Pricing Bureau.


          51)  "YEAR" shall mean a calendar Year from January 1 to December 31.


              CHAPTER 3 REPRESENTATIONS, WARRANTIES AND COMMITMENTS
                                 OF THE PARTIES

3.01     THE PARTIES

         The Parties to this Contract are as follows:

         (1) Party A: Anhui Provincial Electric Power Corporation which is established pursuant to Chinese laws and registered at the Bureau for Industry and Commerce of Anhui Province. It has an independent status of a legal person and its legal address is No. 415 Wuhu Road, Hefei City, Anhui Province.

               Legal representative
               Name: Guangjie Cheng
               Title: General Manager
               Nationality: Chinese

         The Anhui Provincial Electric Power Corporation is an integrated electric power enterprise of the Anhui Province of China is also one of the member companies of the East China Electric Power Group of China. It is responsible for the production, management, dispatch and construction of electric power of the whole province, including the administration of the urban and rural electric power trade of the whole province. The Corporation which has 42 units directly under its jurisdiction is engaged in diversified operation including electric power production, management, dispatch, construction, scientific research and education.

         (2) Party B: a consortium comprising Anhui Liyuan-AES Power Company, Ltd. and Hefei Zhongli Energy Company, Ltd. each of which are Sino-Foreign cooperative joint ventures established and existing pursuant to Chinese laws.

               (i) Anhui Liyuan-AES Power Company, Ltd. is a limited liability company registered at the local bureau for industry and commerce. Its legal address is No. 415 Wuhu Road, Hefei City, Anhui Province.

                       Legal Representative
                       Name: Guangjie Cheng
                       Title: Chairman of the Board of Directors
                       Nationality: Chinese

               (ii) Hefei Zhongli Energy  Company,  Ltd. is a limited  liability company registered at the local bureau for industry and commerce. Its legal address is No. 415 Wuhu Road, Hefei City, Anhui Province.

                       Legal Representative
                       Name: Guangjie Cheng
                       Title: Chairman of the Board of Directors
                       Nationality: Chinese

3.02   REPRESENTATIONS AND WARRANTIES

         Owing to the shortage of electric power supply, particularly the shortage of supply in peaking capacity in Anhui Province, Party B plans to develop, construct and own the Hefei Combined-Cycle Power Plant in the northern suburb of Hefei City, Anhui Province. The facilities of the Power Plant which include two GT Units, one ST Unit and other relevant and ancillary facilities will be interconnected with the Power Grid and be placed under the dispatch and management of the Party A. The Power Plant will supply electrical energy to the Power Grid and will be used by the Hefei city on a priority basis. Party B hereby appoints Party A to operate and maintain the Power Plant.

         As consideration for Party B's investment in the Power Plant, Party A agrees to purchase the Annual Minimum On-Grid Quantity every Year in accordance with the principle of "Take or Pay". Party A agrees to operate and maintain the Power Plant in accordance with the terms of this Contract.

         To that effect:

         (a) Party A hereby represents and warrants that:

               (1) Party A is a state-owned enterprise established in accordance with Chinese laws and validly existing, it has observed all applicable Chinese laws, and to the best of its knowledge it is not aware of any pending legal action or is subject to any legal proceedings which might lead to the dissolution of Party A:

               (2) Party A has all the necessary right and capacity for action to enter into and perform this Contract, and has sufficient financial resources necessary to make all payments required to be made by it from time to time pursuant to this Contract (including without limitation payment for the Annual Minimum On-Grid Quantity) and has the capacity to undertake all its other obligations and liabilities under this Contract.

               (3) Party A has obtained all necessary approvals and support from the provincial government departments and other relevant departments for its execution and implementation of this Contract;

         (b) Anhui Liyuan-AES Power Company, Ltd. represents and warrants as follows:

               (1) Anhui Liyuan-AES is a Sino-Foreign cooperative joint venture established in accordance with Chinese laws and validly existing, it has observed all applicable Chinese laws, and to the best of its knowledge it is not aware of any pending legal action or is subject to any legal proceedings which might lead to the dissolution of Liyuan-AES.

               (2) Anhui Liyuan-AES has obtained all the necessary right and capacity to execute and perform this Contract.

         (c) Hefei Zhongli represents and warrants as follows:

               (1) Hefei Zhongli is a Sino-Foreign cooperative joint venture respectively established in accordance with Chinese laws and validly existing, it has observed all applicable Chinese laws, and to the best of its knowledge it is not aware of any pending legal action or is subject to any legal proceedings which might lead to the dissolution of Hefei Zhongli.

               (2) Hefei Zhongli has obtained all the necessary right and capacity to execute and perform this Contract.

3.03  COMMITMENT

(a) Party A hereby undertakes as follows:

         (1) Party A will operate and maintain the Power Plant and Interconnection Facilities in accordance with the Prudent Utility Practice and without unfavorable impact upon the Power Plant and shall cause the Power Plant to be connected to the Power Grid, so that the Power Plant can meet the requirements of the Technical Specifications and the Interconnection Contract and conform to the health, safety and environmental protection standards as imposed by relevant Chinese laws and regulations;

         (2) Party A shall issue dispatch instructions to the Power Plant in accordance with the Technical Specifications and the Interconnection Contract, and shall ensure that the Power Grid will accept electricity generated by the Power Plant in accordance with such instructions; Any dispatch instructions issued by Party A shall be in accordance with Prudent Utility Practice, this Contract, the Interconnection Contract and the Technical Specifications.

         (3) Party A shall purchase on the basis of the On-grid Tariff all the Annual Minimum On-Grid Quantity, and Excess On-Grid Quantity generated by the Power Plant;

         (4) Party A shall do its best efforts to assist Party B in obtaining all necessary governmental approvals including without limitation the approval of the Anhui Provincial Pricing Bureau of the On-Grid Tariff (and its adjustment in accordance with the terms of this Contract).

(b) Party B hereby undertakes as follows:

         (1) Party B shall appoint the Anhui Mingda Electric Power EPC Contract Company Ltd., the wholly-owned subsidiary of Party A, as the EPC Contractor, so as to ensure that the design and construction of the Power Plant (including the Interconnection Facilities) will meet the requirements of the Technical Specifications and the Interconnection Contract and conform to the health, safety and environmental protection standards as imposed by relevant Chinese laws and regulations;

         (2) Party B hereby appoints Party A (and Party A hereby accepts the appointment) to operate and maintain the Power Plant in accordance with the Prudent Utility Practice so as not to produce any unfavorable impact on the voltage level and frequency of the Power Grid;

         (3) Party B shall, pursuant to the provisions of this Contract, sell the Annual Minimum On-Grid Quantity, and Excess On-Grid Quantity generated by the Power Plant to Party A.


                    CHAPTER 4 CONDITIONS AND REQUIREMENTS FOR
                       INTERCONNECTION OF THE POWER PLANT


4.01  INTERCONNECTION OF THE POWER PLANT WITH THE POWER GRID

         Party A shall obtain all necessary approvals relevant to the interconnection of the Power Plant with the Power Grid. Both Parties shall strictly abide by the Interconnection Contract and ensure normal production of the Power Plant and the safe operation of the Power Grid.

4.02     DELIVERY POINT

         The Delivery Point shall mean either the first 220KV transmission tower or from the Power Plant. Party A shall own and maintain the transmission facilities from the Grid to the and the Delivery Point, while Party B shall own and maintain the transmission facilities connecting the Power Plant and the Delivery Point.

4.03     TRANSMISSION AND INTERCONNECTION

         Party A shall be responsible for the design, construction, operation and maintenance of any extension to the Grid ("the Grid Extension") required to interconnect the Power Plant and the Grid. Party B entrusts the EPC Contractor to be responsible for designing and constructing the Interconnection Facilities, in accordance with the terms of the EPC Contract. Party A as the operator of the Power Plant shall be responsible for the operation and maintenance of the Interconnection Facilities. The constraction fund of [***] for the Interconnection Facility and the Grid Extension has been encloded in the total price of EPC Contract as stipulated in section 4.5 of the EPC Contract.

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

         The construction and testing of the Grid Extension by Party A shall proceed simultaneously with the construction and testing of GT#1 Unit of the Power Plant and shall be completed one month before the start-up and synchronization of the GT#1 Unit. Party A's obligation to purchase the Annual Minimum On-Grid Quantity and to pay electricity fee pursuant to this Contract shall be calculated from the Tariff Commencement Date of the GT#1 and GT#2 Units irrespective of whether or not the Grid Extension has been completed by that date.


4.04     TELECOMMUNICATIONS

         The communication and dispatch automation equipment between the Power Plant and the Dispatch Center is a part of this Project. Party A shall own the equipment between the Delivery Point and the Dispatch Center, while Party B shall own the equipment between the Delivery Point and the Power Plant. All procurement and installation of such equipment shall be performed by the EPC Contractor according the EPC Contract and the total cost of the procurement and installation of such equipment shall also be included in the total turnkey cost of the EPC Contract.

                        CHAPTER 5 METERING OF ELECTRICITY

5.01     ON-GRID METERING DEVICE

         The electrical energy metering point (the "Metering Point") is installed at the higher voltage side of the main transformer of each Generating Unit. Time-phased active and reactive electrical energy metering devices shall be installed at the metering point. In order to meet the requirement of the metering system of the Power Grid, Party B's metering device shall have the function of meeting the technical requirements for total load and remote gauging transmission of the Power Grid and shall be equipped with data memory transmission and delivery device. The above metering devices will measure Party B's on-grid electricity quantity in kwhs.

5.02     METERING OF ELECTRICITY FROM THE POWER GRID

         After the Commercial operation of each Unit of the Power Plant is synchronized for power generation, the high voltage auxiliary transformer shall install metering device interconnected with the Power Grid which can measure the quantity of electricity that Party B purchases from Party A. The price of such electricity shall be the average of retail price of all power plants without investment or loans from contral goverment in Anhui Province.


5.03     MANAGEMENT OF METERING DEVICES

         Party B entrusts the EPC Contractor and Party A operator to be responsible for purchasing, installing, replacing and managing the various sets of metering devices of the above-mentioned metering points. The calibration of the metering devices shall be done by qualified state-approved firms in accordance with stipulations and jointly participated in by both Parties.

5.04     FAULT PROCESSING OF METERING DEVICES

         In case of any anomaly or fault in metering devices during operation which may affect the functioning of electrical energy metering devices, Party A shall notify Party B on time and make arrangements to restore normal metering. The method of metering and the On-Grid Quantity during abnormal period shall be determined in accordance with the procedures stipulated in Appendix 5 hereof.

                     CHAPTER 6 OPERATION OF THE POWER PLANT

6.01     ENGAGEMENT OF OPERATION

         Party B hereby engages Party A as operator of the Power Plant to manage, operate and maintain the Power Plant and to provide Operation Services and Pre-Operation Services as stipulated in this Contract as well as a supply of fuel oil that satisfies the Fuel Specification. The term of engagement shall be the same as the term of this Contract.

6.02     BASIC REQUIREMENTS

         1) Party A shall perform of the Pre-Operation Services and the Operation Services in compliance with the any laws and regulations of the People's Republic of China and the provisions this Contract and the requirements of the Interconnection Contract and the Dispatch Agreement relevant to the operation and maintenance of the Power Plant. Party A will, on demand, indemnify Party B on and from any costs, losses or expenses(including fines) incurred or imposed as a consequence of any breach of this paragraph, and pay directly the related expenses and penalties under the Interconnection Contract and the Dispatch Agreement to the dispatcher of the Power Grid.

         2) Party A shall operate the Power Plant in accordance with the Prudent Utility Practice and shall perform the Operation Services on the basis of the goal of achieving the After-tax Capital Return.

         3) Party A shall ensure that the Power Plant is maintained and overhauled on a regular and proper basis and that the Power Plant can generate the greater of (i) the Annual Minimum On-Grid Quantity and (ii) the annual actual demand of the Power Grid, every Year during the Commercial Operation Period.

         4) Party A shall operate the Power Plant in accordance with Technical Specifications, operation regulations of the Ministry of Electric Power and in compliance with the recommendation of the equipment manufactures, and shall try in every possible way to generate as much electricity as possible on a stable basis and within the allowable limits of the Power Grid.

6.03     PRE-OPERATION SERVICES

         Party A shall perform the Pre-Operation Services and the other services listed below from the date of execution of this Contract until the Commercial Operation Date of the Power Plant.

         1) Party A shall be responsible for doing a good job of production readiness before the Commercial Operation Date of the Power Plant and to carry out on-post training for production personnel.

         2) provide all the necessary personnel and material for Party B so as to enable Party B and the EPC Contractor to perform their obligations in connection with the construction and Commissioning of the Power Plant.

         3) provide relevant advises and support to Party B in connection with the construction of the Power Plant and the Commissioning of the Generating Units and participate in the Commissioning of the Generating Units pursuant to requests put forward by Party B from time to time.

         4) perform the Pre-Operation Services specified in Appendix 6 hereof.

6.04   OPERATION SERVICES

         On and from the Commercial Operation Date, Party A shall provide the following services:

         1) To perform all its duties and obligations in connection with the operation and maintenance of the Power Plant in accordance with the terms of this Contract.

         2) To provide relevant advises and support to Party B in connection with the operation and maintenance of the Power Plant and pursuant to requests put forward by Party B from time to time.

         3) To provide the Operation Services specified in Appendix 6 hereof.

6.05     FUEL OIL SUPPLY

         During the Commercial Operation Period, Party A shall be responsible for supplying to the Power Plant on a long term basis fuel oil that satisfies the Fuel Specification so as to ensure that the Power Plant has sufficient fuel oil to generate the Annual Minimum On-Grid Quantity stipulated in Article 9 hereof and the Excess On-Grid Quantity that matches the annual actual demand of the Power Grid at any time in the Commercial Operation Period. Subject to the agreement from Party B, Party A shall enter into the Fuel Oil Supply Contract for the long term supply of fuel oil to the Power Plant. For details see the Fuel Oil Supply Contract in Appendix 9.

         It shall be deemed the responsibility of Party A, if the fuel oil does not satisfy the Fuel Specification or is in short supply, thus resulting in the failure of the Power Plant to generate the Annual Minimum On-Grid Quantity and the Excess On-Grid Quantity that matches the annual actual demand of the Power Grid at any time in the Commercial Operation Period.

6.06     GENERATION PLAN AND COST BUDGET

         Party A shall be responsible for formulating the Annual Generation Plan and assisting Party B in calculating the Planned Generation Cost of the Power Plant in November of each Year for the following Year. The Annual Generation Plan shall guarantee the generation of the Annual Minimum On-Grid Quantity. The Planned Generation Cost shall take into account the expected or potential increase in the generation costs incurred in the succeeding Year. The Planned Generation Cost shall become the Approved Generation Cost of the succeeding Year upon approval of the Anhui Provincial Pricing Bureau and the approved Generation lost shall be deducted from the Electricity Fee in accordance with Section 10.03, Section 10.04 and Appendix 1 of this Contract.

         If on or after the end of a given Year the actual cost to Party A of generating the Annual Minimum On-Grid Quantity is recognized by both Parties as exceeding the Approved Generation Cost for the Year, the excess portion shall be paid by Party A. Such excess plus the actual interest cost incurred by Party A in funding such excess ("Total Excess Amount") shall be included in the proposed On-grid Tariff of the succeeding Year. Upon approval by Anhui Provincial Pricing Bureau, such Total Excess Amount shall become a part of the Approved Generation Cost of the succeeding Year and be deducted from the monthly Electricity Fee according to Section 10.03, Section 10.04, and Appendix 1 of this Contract.

         If the On-grid Tariff for the succeeding Year is lower than the proposed On-grid Tariff submitted for approval and the On-grid Tariff does not include the full amount of the Total Excess Amount referred to in previous paragraph, then the Total Excess Amount shall be divided in to two parts: (a) the part not due to the changes in inflation and foreign exchange shall be borne by the Party A and (b) the part due to the changes in inflation and foreign exchange(if any) shall be borne by Party B and repaid to Party A in equal Monthly installments at the end of each Month from the "Annual Adjustment Fees" listed in Appendix 4.

         If the actual cost to Party A of generating the Annual Minimum On-Grid Quantity is lower than the Approved Generation Cost in any Year, taking into account the efforts which Party A has made in the management and operation of the Power Plant, Party B will (provided the Planned Generation Cost for the following is not reduced by the Anhui Provincial Pricing Bureau) reward [***] of the difference between the Approved Generation Cost and actual cost to Party A of generating the Annual Minimum On-Grid Quantity.

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.


6.07     INFORMATION

         At the request of Party B, Party A shall periodically furnish to Party B information monthly in connection with the operation and maintenance of the Power Plant and its performance of the Pre-Operation Services and the Operation Services. Party A shall also, pursuant to Appendix 6 hereof, furnish to Party B a monthly statement which includes a financial statement and a production statement (For details, see Appendix 6 hereof). At any time during the Commercial Operation Period, Party B has the right of access to all records and information of the Power Plant.


6.08     STAFF

         Party A shall, after consultations with Party B, appoint a qualified, competent and experienced person as the manager of the Power Plant who is concurrently the deputy general manager for operation of Party B and who shall not be replaced without prior consultation with Party B. If such manager resigns, or is dismissed, or fails to perform his (or her) duties for other causes, Party A shall consult with Party B as soon as possible, so that another qualified, competent and experienced person to fill this vacancy can be quickly appointed.

6.09     SUBCONTRACTING

         1) Party A shall not delegate or subcontract the entire Pre-Operation or Operation Services to a third party or parties.

         2) Subject to Section 6.09 1) hereof, Party A may with the prior written consent of Party B, subcontract if necessary part of the Pre-Operation Services or Operation Services to experts or other subcontractors, so as to ensure that Party A can perform its responsibilities. Such subcontracting can not relieve Party A from any of its duties, responsibilities or obligations under this Contract. Party A shall be fully responsible for the actions and defaults of its subcontractors just as they are Party A's own actions and defaults.

6.10     STRICTNESS OF RESPONSIBILITY

         The responsibility and liability of Party A under this Contract is strict. Party A shall not be relieved of any of its responsibilities or liabilities under this Contract because of Party B's performance, or non-performance, or delayed performance of its obligations under this Contract, or because of Party B's act or default.

                CHAPTER 7 RESPONSIBILITIES OF PARTY B AND PARTY A

7.01     RESPONSIBILITIES OF PARTY B

1) INITIAL WORKING CAPITAL

         Prior to the Commercial Operation Date of the GT#1 Unit, Liyuan-AES and Hefei Zhongli shall provide Party A an initial working capital amounting to [***].

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

2) PAYMENTS FOR PRE-OPERATION SERVICES

         To enable  Party A to perform the  Pre-Operation  Services  pursuant to
Section 6.03 hereof and in view of the fact that the EPC Contractor is Party A's wholly-owned subsidiary, Party A hereby acknowledges and agrees that the total price of the EPC Contract, as stipulated in Section 4.1 of the EPC Contract, payable to the EPC Contractor shall be deemed to include an amount in respect of the Pre-Operation Services and no additional amount shall be payable to Party A under this Contract in respect of the Pre-Operational Services.

3) PAYMENTS FOR OPERATION SERVICE

         To enable Party A to perform the Operation Services as the operator of the Power Plant, Party B shall pay Party A a monthly operation and management fee. The operation and management fee shall be included in the Planned Generation Cost of the succeeding Year. The operation and management fee shall only be payable to Party A to the extent it is included in the Approved Generation Cost as part of the On-grid Tariff for the succeeding Year.

4)  BONUS FEES

         Within 30 days after the end of each Year, Party A shall inform Party B in written form the due amount of bonus payable for the previous Year in accordance with this Contract ("Bonus Notice"). The amount of bonus shall include the bonus for costsaving (as provided for in clause 6.06) and the bonus for Excess On-Grid Quantity(as provided for in clause 9.03). Within 14 days of receiving the Bonus Notice and the last Electricity Fee Payment of the year, Party A and Party B shall settle the bonus payment.

7.02  RESPONSIBILITY OF PARTY A

          Party A shall ensure that the Power Plant generates the Annual Minimum On-Grid Quantity and shall purchase the Annual Minimum On-Grid Quantity in accordance with the principle of "Take or Pay", and shall pay electricity fees on time. Starting from the Commercial Operation Date, Party A shall in its own name arrange and obtain necessary and supplementary working capital for production according to needs and the accrued interest expenses therefrom shall be included in the Planned Generation Cost submitted to the Anhui Provincial Pricing Bureau for approval. Party A's obligation to make payment for the Annual Minimum On-Grid Quantity in accordance with the principle of "Take or Pay" shall not be affected by any circumstance, other than Force Majeure or the Party B's default stipulated in Section 12.02 hereof, including without limitation:


(i) any delay in the construction or commissioning of the Power Plant or any Unit of the Power Plant including the Interconnection Facilities;

(ii) any delay in the construction or commissioning of the Grid Extension;

(iii)the inability of the Power Plant to deliver the Annual Minimum On-Grid Quantity for any reason including without limitation:

     (a) any failure or inability of Party A to obtain fuel, spare parts or replacement parts, services or other matters or things;
     (b)  any act or default of any employee, agent or officer of Party A,
     (c) the inability of the Interconnection Facilities, the Grid Extension or the Power Grid to receive or transmit electricity; or
     (d)  any outages at the Power Plant, whether scheduled or forced outages.

                        CHAPTER 8 OTHER OPERATION MATTERS

8.01  OPERATION PLAN

         Prior to the end of November each Year, Party A shall formulate the Annual Generation Plan for the following Year which determines the anticipated term of outage because of major and minor overhaul as well as the anticipated average load curve of power generation.

8.02  EMERGENCY PLAN

         Party A shall hold regular meetings with Party B in respect of power demands and offtake obligations, so that , subject to the above provisions, Party A can amend the relevant operation schedule if necessary, but the amendment of the operation schedule shall not affect the liability of Party A to purchase the Annual Minimum On-Grid Quantity in accordance with the principle of "Take or Pay".

8.03  RECORDS

         The Parties shall keep complete and detailed records and all other information which they need, so as to carry out properly this Contract.

         The above-mentioned records shall be kept for at least 60 Months from the date of formation, or for a longer period required by the supervisory authorities having jurisdiction over the Parties, but the Parties are not allowed to deal with or destroy any of the above records upon expiration of 60 months without 30 days' prior written notice to the other Party. Under the circumstances of giving reasonable notice to any other Party at a proper time in advance, any Party has the right to review in any business hours the operation and dispatch records and information in connection with this Contract or Power Grid which the other Party has kept within the term of keeping all the records and information pursuant to this Article.


                           CHAPTER 9 ON-GRID QUANTITY

9.01  ANNUAL MINIMUM ON-GRID QUANTITY

         Party A, as the operator and offtaker of the Power Plant shall guarantee the Power Plant to generate the Annual Minimum On-Grid Quantity:

         (1) GT#1 Unit and GT#2 Unit: From the Tariff Commencement Date of the GT#1 and GT#2 Unit to the end of the same Year (Dec. 31) when the Tariff Commencement Date of the ST Unit starts, the Annual Minimum On-Grid Quantity of two Units shall be [***] KWH calculated pro rata if it less than a Year ( 365 days); plus

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

         (2) ST Unit: From the Tariff Commencement Date of the ST Unit to the end of that Year (Dec. 31), the Annual Minimum On-Grid Quantity of the Unit shall be [***] KWH calculated pro rata if it reaches a Year (365 days); or

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

         (3) From the first Year following the Tariff Commencement Date of the ST Unit to the expiration of the term of the Joint Venture Contract, the Annual Minimum On-Grid Quantity of the Power Plant each Year shall be [***] KWH.

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

9.02   EXCESS ON-GRID QUANTITY

         In order to maximize Party B's profits and to encourage Party A to purchase as much electricity as is generated, Party A shall purchase the Excess On-Grid Quantity at the On-grid Tariff, the net profits from this income after deducting the Variable Cost and taxes payable by Party B will first be used to make up any shortfalls in Party B's After-tax Capital Return in accordance with Appendix 2 for the current Year, and then the remaining amount ("Remaining Amount") distributed in accordance with the following principles:

          (1) If the Annual Actual On-Grid Quantity exceeds the Annual Minimum On-Grid Quantity by [***], then [***] of the Remaining Amount shall be paid to Party A;


[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

          (2) If the Annual Actual On-Grid Quantity exceeds the Annual Minimum On-Grid Quantity by more than [***], then [***] of the Remaining Amount from any output in excess of [***] over the Annual Minimum On-Grid Quantity shall be paid to Party A;

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

          (3)  The remaining portion shall be distributed to Party B.

 9.03 VARIABLE COST

         Party A shall also receive as operator the Variable Cost for each KWH of Excess On-Grid Quantity but shall not be entitled to the Approved Generation Cost.


           CHAPTER 10 ON-GRID TARIFF AND SETTLEMENT OF ELECTRICITY FEE

10.1     ON-GRID TARIFF

         Party A and Party B have, through full negotiations, reached unanimity in respect of the On-grid Tariff on the following principles:

          1)   The composition of the On-grid Tariff

               The composition of the On-grid Tariff shall be calculated and adjusted in accordance with Appendix 4 hereof.

          2) The principles for submitting the proposed On-grid Tariff for approval

               a) Theannual On-Grid Quantity of the Power Plant shall be the Agreed Annual kilowatt-hours as defined in Appendix 4 which also is the same as Annual Minimum On-Grid Quantity of [***] kwh as specified in section 9.01 such number is set at the time of signing this Contract based on [***] in the On- Grid Tariff Formula of Article 2 of Appendix 4 and the characteristics of gas turbine PG6551B;

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

               b) It is based on the amount of principal and interest repayment as stipulated in the US$ Loan Contracts, the term for repayment and the amount of anticipated After-tax Capital Return (as provided for in Appendix 2) and Planned Generation Cost during the term of the joint venture based on the number of utilization hours as listed in the preceding section;

               c) To set up the Annual adjustment fees which will be used to compensate for the increase in costs or any adverse effect on amounts payable under the US$ Loan Contracts or the After-tax Capital Return resulting from changes in such factors as fuel costs, exchange rates, and taxation and any other factors;

               d) The performance parameter of a Generating Unit which was determined before it was put into commercial operation shall be one of the bases for calculation;

               e) The total revenue of the Power Plant in each Year under the above-mentioned conditions shall be sufficient to pay all the costs expenses After-tax Capital Return and the other items, composing the On-grid Tariff as detailed in Appendix 4.


          3)   Adjustment of On-grid Tariff


               By the end of November of each Year after the Commercial Operation Date of the Power Plant, Party B shall, in compliance with the On-grid Tariff Formula in Appendix 4 hereof and the adjustment mechanism provided for in Appendix 4, and taking into consideration all the factors stipulated in Section 10.1 (1)and
               (2), calculate the tariff and then submit the on-grid tariff for the following Year after full consultation with Party A in order to compensate any increase in cost resulting from the changes in fuel, exchange rate, taxation and other factors.


          4)   Approval and Implementation of the On-grid Tariff


               Party B shall be responsible for calculating the proposed tariff and for submitting it to the Anhui Provincial Pricing Bureau for approval after full consultation with Party A. The approved
               On-grid Tariff shall be the settlement price for the On-Grid Quantity and shall be strictly implemented by both Parties.

               If the approved On-grid Tariff is lower than the proposed tariff submitted for approval, Party A shall use its best efforts to generate and purchase more On-Grid Quantity, so as to offset the unfavorable impact on Party B resulting from the On-grid Tariff being less than the proposed tariff submitted for approval.

10.02  ELECTRICITY FEE

          1)   On-Grid Quantity Before the Tariff Commencement Date

         In accordance with the provision of Section 5.2.5 under the EPC Contract and subject to the provision of Section 7.01 2) hereof, the revenue on all the generated by each Generating Unit before its corresponding Tariff Commencement Date shall belong to the EPC Contractor while all cost, including fuel cost and generation cost, associated with such revenue shall be borne by the EPC Contractor.

          2)   Failure to Accept Annual Minimum On-Grid Quantity

         Starting from the Commercial Operation Date of the Power Plant, if Party A fails to accept the Annual Minimum On-Grid Quantity, in addition to paying the electricity fees for the Actual On-Grid Quantity in accordance with the On-grid Tariff, Party A shall also pay a compensation fee for the difference between the Annual Minimum On-Grid Quantity and the Actual On-Grid Quantity. Such compensation fee shall be calculated as follows:

                                      [***]

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

          3)   Annual Minimum On-Grid Quantity and Excess On-Grid Quantity

         Party A shall purchase all the Annual Minimum On-Grid Quantity and the Excess On-Grid Quantity generated by the Power Plant in accordance with the On-grid Tariff.

10.03    METHOD OF SETTLEMENT

          1) Party B shall make a calculation of the On-grid Tariff and the Planned Generation Cost. This Planned Generation Cost will be part of the tariff calculation prior to the end of November of each Year and submit it to the Anhui Provincial Pricing Bureau for approval after full consultation with Party A. The Planned Generation Cost shall include the Variable Cost, salary and welfare overhaul expense and other costs of Party A as stipulated in Appendix 4 hereof. In settling the electricity fees, both Parties must strictly implement the Approved Generation Cost and the On-grid Tariff.

          2) Party A is both the operator and the offtaker of the Power Plant. In respect of Party B, it is the Party A's strict responsibility to ensure the generation of Annual Minimum On-Grid Quantity and the purchase of Annual Minimum On-Grid Quantity. In order to accelerate the turnover of funds, both Parties agree that the electricity fees which Party A pays to Party B and the Approved Generation Cost which Party B pays to Party A in respect of each KWH of generation up to the level of the Annual Minimum On-Grid Quantity shall adopt the method of offsetting and deduction. Only Approved Generation Cost shall be deducted from each amount payable by Party A pursuant to this Contract, together with the provision of a tax payment receipt to Party B in connection with the VAT and other Tax (as in Appendix 4 ) relevant to power generation which is withheld by Party A, (the above tax payment receipt shall be the amount to be paid in full in accordance with the state regulation on electric power VAT and in which the VAT for purchase is not withheld.) the balance after deduction shall be remitted to the bank account designated by Party B in the form of a written notice to Party B.

          3) Party A shall open a special-purpose account for settling electricity fees in the Anhui Branch of the Bank of China, and will settle accounts with Liyuan-AES and Hefei Zhongli, Party A shall guarantee that there is sufficient funds in the special-purpose account for settling electricity fees so as to pay all the accounts due and payable under this Contract (including without limitation this Section 10.03 , Section 10.04 and Section 12.05). Liyuan-AES and Hefei Zhongli shall respectively open accounts in the Anhui Branch of the Bank of
               China whose account numbers are respectively Liyuan-AES:---------, and Hefei Zhongli: --------; Party A shall execute a relevant agreement with the Anhui Branch of the Bank of China to cause the latter to transfer each [***] of all the amounts respectively to the above two bank accounts from the special-purpose account for settlement which Party A shall pay in accordance with the stipulations of this Contract.

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

          4) Party A shall pay electricity fees to Party B prior to the 14th of each month which is equivalent to [***] of the electricity fee of the preceding month actual on-grid quantity, and shall have settled the electricity fees for the Minimum On-Grid Quantity of the Preceding Quarter prior to the 14th of the first month of each Quarter which shall be calculated as [***]; The electricity fees for the first half of the year and the preceding year shall be settled prior to July 14 and January 14 each Year on the basis of the greater of the following On-Grid Quantity:


[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

               (a)  the minimum On-Grid Quantity calculated pro rata time,

               (b)  Actual On-Grid Quantity.

          5) If Party B is requested to pay value added tax(VAT) or other Tax (as in Appendix 4) in respect of any sums received from Party A under this Contract, the amount of such business tax shall be Other Tax (as in Appendix 4)shall be reimbursed to Party B by Party A for Party B on demand.

10.04   INVOICES AND PAYMENT

          1) The representatives appointed by Party A and Party B shall jointly make meter readings on the first working day every month. Party B shall deliver the invoice prior to the 7th of each month, and Party A shall pay the amount of money specified in the invoice within the term stipulated in Section 10.03(c) after having received the invoice, interest shall be accrued for late payment, and Party A shall pay to Party B late payment penalty on the basis of [***] per day on an accumulative basis from the date due and payable to the actual payment date.

         Party A's excess payment or under payment as shown in any invoice shall be deducted or increased from the payable amount due in the next invoice.

         This Section is also applicable to any payments to be Paid under this Contract by Party B to Party A.

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

          2) Invoice in dispute: Should there be any dispute over the invoice amount, Party A shall still pay the full invoice amount to Party
               B. Upon resolution of the dispute, if any amount is to be refunded to Party A it shall include together with the interest on the basis of [***] per day on an accumulative basis shall be returned to Party A. Such interest shall accrue from the date when Party A starts to pay according to the invoice until the date when the required amount has been returned to Party A.

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

          3) Party A's payment obligations under this Contract are absolute, unconditional and independent of any other transactions between both Parties.

                     CHAPTER 11 RESPONSIBILITY AND INDEMNITY

11.01 Party A shall bear responsibility for and shall have no recourse to Party B and/or its Contractor for the project-related property loss or damage including damage to, premature, deterioration of or loss of the Power Plant, personal injury and all expenses arising therefrom or relating thereto, including but not limited to reasonable legal fees which must be suffered by Party B and /or its Contractor arising out of Party A's negligence breach of the Contract or other act or default. Party A also agrees to fully indemnify Party B and/or its Contractor in respect of the above-mentioned conditions, but such indemnity shall not be extended to any loss, damage, injury (or any relevant claim) or relevant fees or expenses arising out of Party B's and/or its Contractor's action or inaction or failure to take measures to reduce the consequences.

11.02 Party B shall bear responsibility for and shall have no recourse to Party A and/or its Contractor for the project-related property loss or damage, personal injury and all expenses arising therefrom or relating thereto, including but not limited to reasonable legal fees which must be suffered by Party A and/or its Contractor arising out of Party B's negligence or improper action. Party B also agrees to fully indemnify Party A and/or its Contractor in respect of the above-mentioned conditions, but such indemnity shall not be extended to any loss, damage, injury (or any relevant claim) or relevant fees or expenses arising out of Party A's and/or its Contractor's action or inaction or failure to take measures to reduce the consequences.

11.03 If any third party institutes a claim or legal proceedings against the indemnified Party in respect of indemnity matters stipulated in this Contract, the indemnified Party is entitled ( but is not obliged ) to respond to the claim, to defend the claim or to institute legal action and may decide to appoint an attorney to represent it in respect of any claims, defense or action, and the relevant reasonable fees and expenses thereto shall be included in the indemnity responsibility borne by the indemnifier pursuant to this Contract.

         But if the indemnifier recognizes in written form to have indemnified the indemnified in respect of all the losses pursuant to what is stipulated in Sections 11.01 and 11.02, the indemnifier, after having promptly notified the indemnified in advance and paid the indemnified for the reasonable fees and expenses, is entitled to counterplead in respect of the claim or legal proceedings, and to appoint an attorney by itself with all the relevant fees at its own expense.

         Without the prior consent of the other Party in written form, any Party shall not settle or compromise presumptuously by itself any claim or legal proceedings from which it is entitled to obtain indemnity from the other Party, but the other Party shall not refuse to agree for no reason; unless the other Party refuses to agree for no reason, if one Party is originally entitled to obtaining indemnity from the other Party, but it presumptuously resolves such claim or legal proceedings or makes a compromise thereto without the consent of the other Party in written form, then the other Party can relieve any indemnity obligation which it bears to the Party which makes the settlement or compromise.

         The indemnity as stipulated in Sections 11.01 and 11.02 shall under no circumstances be extended to indirect loss or damage, and neither Party shall bear any responsibility in relation to indirect loss or damage arising out of its performance of obligations or exercise of rights pursuant to this Contract.

                       CHAPTER 12 DEFAULT AND TERMINATION

12.01    TERM OF EFFECTIVENESS

         This Contract  shall come into effect on the date as defined in Section
18.01 hereof, and the purchase of electricity shall start from the Tariff Commencement Date of the GT#1 and GT#2 Units until the termination of the Joint Venture Contract unless otherwise sooner terminated in accordance with this Contract.

12.02    DEFAULT

          1) Unless the default of Party B is due to Party A's default, the following events shall be considered as the default of Party B:

               a) Liyuan-AES or Hefei Zhongli Energy goes bankrupt or become insolvent and such condition has remained unremedied for ninety (90) days;

               b)   Party B has abandoned this project for six (6) months.

          2)   The  following  event shall be considered as the default of Party
               A:

               a) Party A fails to make payment pursuant to this Contract and such case has remained unremedied for forty five (45) days;

               b) Party A breaches any other obligation stipulated in this Contract and such case has remains unremedied for forty five
                    (45) days;

               c) Party A as the operator of the Power Plant fails to generate electricity for twenty (20) days (except for planned major and minor overhaul and Force Majeure);

               d) Party A, pursuant to laws, is dissolved or reorganized, provided that Party A shall not be considered to be in default if the reorganization does not affect the ability of the reorganized entity to perform Party A's obligations under this Contract and the re-organized entity has undertaken unconditionally the obligations of Party A under this Contract (the past or the future) .

12.03    TERMINATION IN ADVANCE

          1) If any event described in Section 12.02 occurs, any Party may terminate this Contract in advance and do so in accordance with the following termination procedures:

          a) The Party which exercises the right of terminating this Contract shall notify the defaulting party of its intention to terminate this Contract and shall describe in details the condition of default;

          b) After the defaulting party has received the termination notice, it shall remedy or mitigate the condition of within forty five
               (45) days or fifteen days (15) (in the case of failure to make payment pursuant to this Contract. If such condition is not remedied within the stipulated period, the Party which exercises the right of terminating this Contract may issue the final notification of termination to the defaulting Party.

          2) Party B may terminate this Contract in advance if the Central, Provincial or local government of the People's Republic of China requisitions, levies by coercion, or nationalizes the assets or rights and interests of Party B or the Investors.

          3) Party B may terminate this Contract in advance if the On-grid Tariff proposed by Party B to Anhui Provincial Pricing Bureau is not approved at the level first proposed by Party B for two consecutive Years.

12.04    NORMAL TERMINATION

         If this Contract terminates upon its expiration, Party A shall repay the initial working capital amounting to [***] to Party B.

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.


12.05    TERMINATION FEES

         If this Contract is terminated by Party B because of Party A's default or pursuant to Section 12.03 hereof, Party A shall forthwith pay to Party B termination fees calculated in accordance with Appendix 3 : Calculation of Termination Fees. After Party A has paid the termination fees, all Party B's assets and rights and interest shall be transferred to Party A.

                            CHAPTER 13 FORCE MAJEURE

13.01    DEFINITION OF FORCE MAJEURE

         "Force Majeure" shall mean any of the following events:

         1) war, hostility or insurrection;

         2) plague or other epidemics;

         3) fire not caused by negligence or deliberate arson;

         4) lightning;

         5) earthquake;

         6) other natural forces including natural calamities.

         Provided that no event shall be regarded as a Force Majeure event unless it simultaneously bears the following six features:

         1) arising after the execution of this Contract;

         2) unforeseen or unavoidable;

         3) beyond the control of a relevant party;

         4) occurring within the Power Plant Site;

         5) directly  hampering  the  performance  of this Contract by one
            Party; and

         6) unpreventable in spite of all the best efforts made by the relevant Party.

13.02    NOTIFICATION OF FORCE MAJEURE

          1) The Party claiming Force Majeure (the "Force Majeure Party") shall promptly notify the other Party of any Force Majeure event, no later than five working days after the following date:

               a) The commencement date of a Force Majeure event that causes loss or damage to the Power Plant; or

               b) The date that in the event of a Force Majeure event that does not cause loss or damage to the Power Plant, such Party knows or ought reasonably to know of the occurrence of the Force Majeure event.

         Notwithstanding the above, if the Force Majeure event results in the suspension of communication so that the Force Majeure Party is unable to issue the notice within the above-stipulated time limit, the Force Majeure Party shall promptly issue notice as soon as the communication is restored but shall not be later than one working day after the communication is restored to normal.

         The Force Majeure Party shall within 15 days provide the details of the Force Majeure event and the certificate issued by the local notary organization or equivalent organization which will account for the reasons why a part or all of the obligations of this Contract cannot be performed out or must be postponed.

          2) The Force Majeure Party must notify the other Party in respect of the following:


               a)   The cessation of the Force Majeure event; and

               b) The cessation of the impact of the Force Majeure event upon the enjoyment of rights or performance of obligations of such Party under this Contract.

         The above notice shall be issued promptly after the conditions mentioned in a) and b) above are known to such Party. With the exception of the suspension of communication as stipulated in the second paragraph of Section
13.02 (1), the notice must under any of the above-mentioned circumstances, be issued within two working days after having known the relevant conditions.

     3) If notice of the Force Majeure event is not issued to the other Party in strict compliance with the provisions of Section 13.02(1), a Party shall not be entitled to claim relief from the Force Majeure event and shall be relieved from performing to obligations under this Contract.

13.03    MITIGATION OF CONSEQUENCES

         The Party affected by the Force Majeure event shall mitigate the consequences of the Force Majeure event upon its enjoyment of its rights or the performance of its obligations under this Contract.

13.04    DELAY CAUSED BY FORCE MAJEURE EVENT

         Subject to Sections 13.02(3) and Section 13.03, if one or more Force Majeure events or their consequences result in any Party's incapability or delay in performing its obligations under this Contract, such Party shall to the extent necessary be excused from performing its obligations hereunder while the Force Majeure event (or its effects ) are in existence. Correspondingly, the term of performance of contractual obligations by such Party, and the expiration date of the Contract shall be extended. The number of days of postponement shall be the same as those which one or more Force Majeure events have their sustained impact upon the period of material and adverse affect upon such Party's performance of its obligations under this Contract, or

         Provided that notwithstanding anything else to the contrary referred to above, no relief shall be granted to the affected Party to the extent that the affected Party would not have been able to perform its obligations under this Contract had the Force Majeure event not occurred.

          The other Party shall not bear any liability for any loss or expense suffered by the affected Party as a result of a Force Majeure event.

13.05    ADJUSTMENT TO THE ANNUAL MINIMUM ON-GRID QUANTITY BECAUSE OF FORCE

         If Party A is a affected by a Force Majeure event and is entitled to relief from the performance of its obligations hereunder in accordance with the provisions of Section 13.01, 13.02, 13.03 and 13.04 then the Annual Minimum On-Grid Quantity shall be adjusted as follows:

                                      [***]

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

         Provided that the Annual Minimum On-Grid Quantity shall not under any circumstances be reduced below that minimum volume necessary to ensure that adequate revenue is derived by Party B to enable Liyuan-AES and Hefei Zhongli to pay the US$ Loan Expenses due under the US$ Loan Contracts.

                              CHAPTER 14 INSURANCE

14.01    INSURANCE FROM THE PARTY B

         Liyuan-AES and Hefei Zhongli shall jointly obtain and maintain the insurance listed in Appendix 7 and shall include business interruption and lost profit insurance caused by machinary breakdown. The insurance premium shall be included in the On-grid Tariff.

14.02    INSURANCE FROM PARTY A

         Party A shall in its own name obtain and maintain insurance in connection with workers and staff and vehicles and as required by relevant laws and regulations of the People's Republic of China.

14.03    ASSISTANCE WITH CLAIMS

         Party A shall comply with all the demands of such insurance and shall provide Party B all information and assistance within its capability to enable Party B to make or process claims under its insurance. Party A shall promptly notify Party B as soon as any accident or event bearing on insurance occurs.

                CHAPTER 15 GOVERNING LAWS AND DISPUTE RESOLUTION

15.01 The execution, effectiveness, interpretation, performance and dispute resolution of this Contract shall be in compliance with publicly available laws promulgated in the People's Republic of China. Any specific matter in connection with this Contract which is stipulated neither in the publicly available laws of China nor in the international agreement or treaty to which China is a Party may refer to generally accepted international practice. If there is any new stipulation in Chinese laws during the implementation of this Contract and its effectiveness is retrospective, the stipulation of the new law shall apply. If any Change in Law affects the implementation of this Contract and the interests of any of the investors, Party A and Party B shall promptly hold necessary consultations and make necessary adjustment, and then submit the adjusted matter to the relevant competent authority for examination and approval , so as to ensure that the rights interests and financial returns of Liyuan-AES, Hefei Zhongli, the Investors and Party A are not affected by any Change in Law.


15.02    DISPUTE RESOLUTION

         Any dispute in relation to or arising from this Contract shall first of all be settled by all means through friendly negotiations by all the Parties in dispute. If the Parties in dispute fail to settle the dispute through friendly negotiations within 14 days after the dispute in question, and if the matter in dispute falls within the scope of technical or accounting expertise, or it is agreed by the Parties in dispute to submit it to the experts for settlement or according to the stipulation of this Contract, then any Party is entitled to submit the above dispute to the experts for arbitration pursuant to Section 15.03; as to any other disputes any party is entitled to submit the dispute to arbitrate settlement pursuant to Section 15.04.

15.03    EXPERT

     1) Thenomination of the expert shall be agreed to by the Parties. If the both Parties fail to designate jointly an expert acceptable to them, both Parties shall each designate one expert and the two experts will jointly designate a third expert to form an expert group.

     2) Any Party to the dispute shall submit relevant dispute in the form of written notice to experts for decision, and shall put forward a written explanation in connection with the dispute.

     3) Such expert has the full right to self-determination to decide on relevant procedures within the permissible scope of law so as to ensure impartial, prompt and economical settlement of the dispute, but such expert must adopt the procedures which both Parties deem appropriate for the settlement of the dispute.

     4) Unless otherwise agreed to by both Parties, such expert shall decide on the matter which is submitted to him (her) for arbitration.

     5) Such decision must be delivered in written form to both Parties within 28 days after the submission of the written explanatory notes as described in Section 15.03(2) hereof and shall include the result of arbitration and the causes thereto.

     6) Such expert makes a decision only in the capacity of an expert within the scope of its professional function and not in the capacity of and function as an arbitrator under applicable laws, therefore, any articles and provisions of laws that are related to an arbitrator or arbitration are not applicable to such expert and the decision he
          (she) makes, or the procedures by which such expert makes a decision.

     7) If any Party does not accept the experts decision, the Parties to the dispute shall within 14 days and in accordance with the procedures stipulated above, jointly call in another expert who shall be empowered to settle the dispute. The submission of the dispute to the second expert for resolution for the second time shall abide by the stipulation of Section 15.03 hereof.

     8) The decision made by the second expert for the second time is final, definitely established and binding on all the Parties to the dispute which have no right whatsoever to submit such decision to any court or arbitral body.

     9) The expert expenses shall be shared on an average basis by the both Parties to the dispute, meantime, the Parties shall bear respectively their expenses for preparing and submitting written explanatory notes to experts.

15.04    CONSULTATION, MEDIATION, ARBITRATION

         The Parties shall meet within seven (7) days after a Party has received a written notice of a dispute from the other Party. Any dispute may be settled through friendly consultation or conciliation among the Parties if they agree to do so. Disputes may also be mediated by a third party appointed jointly by the Parties . If the settlement of the dispute by consultation or mediation is not successful within sixty (60) consecutive days of a Party's receipt of said notice in respect of a dispute, the dispute may be submitted by any Party to binding, non-appealable arbitration for final adjudication.

         Arbitration Procedures

         Any Party may, after serving notice to the other Party of its intention for arbitration, submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its rules then in force. The arbitrated award shall be final and binding on both Parties. The costs of arbitration shall be borne by the losing Party unless otherwise stipulated in the arbitration award.

         The arbitration court shall be composed of three arbitrators with a third arbitrator whose nationality shall be different from that of the other two arbitrators. The arbitration shall be made in Chinese and English.
Unless the Parties otherwise agree, the arbitration shall occur in Beijing.

         The Parties shall continue to perform all of their obligations and responsibilities while the arbitration is in process.

                              CHAPTER 16 ASSIGNMENT

16.01 Neither Party shall assign or transfer their rights, benefits or obligations under this Contract to any other Party except in the following circumstances:

     1) Assignment of Party A: Subject to the approval of Party B, Party A may assign its rights and obligations under this Contract to its legal successor. Such successor shall provide evidence to the satisfaction of Party B of its ability, experience and economic strength to continue to perform the obligations under this Contract. In addition, such legal successor shall explicitly agree in written form that it is completely bound by the obligations under this Contract.

     2) Assignment of the Party B: Party B may assign its rights and obligations under this Contract to its Corporation, subsidiaries, Investors or associated company. Such assignment shall be for the purpose of construction, ownership and operation of the project. Meanwhile, the assignee shall fully agree in written form that it is bound by the obligations of Party B under this Contract. Party B may also assign its rights and obligations under this Contract or its revenue from electricity operation to any financial institution or to other Lenders as security. In case such financial institution or other Lender exercises its rights under such assignment security, or such financial institution or other Lender undertakes Party B's obligations, the assignee shall perform Party B's obligations under this Contract.

                                CHAPTER 17 NOTICE

17.01 (1) Any notice issued pursuant to this Contract shall be made in written form, and shall be signed by the officially authorized staff or representative or any of the following persons of the notice-issuing Party, and is delivered by courier, or telex or fax to the following address or other address as may be notified to the other Party by the following persons):

         (a) Party A: Anhui Provincial Electric Power Corporation
             Address: #415, Wuhu Road, Hefei City, Anhui Province Fax No. : 86-551-3633393
             Addressee: Cheng Guangjie

         (b) Party B :
             Anhui Liyuan-AES Power Company Ltd.
             Address : #415, Wuhu Road, Hefei City
             Fax No. : 86-551-3637642
             Addressee : Thomas T.M. Wu

             Hefei Zhongli Energy Company Ltd.
             Address : #415, Wuhu Road, Hefei City
             Fax No. : 86-551-3637642
             Addressee : Thomas T.M. Wu

     (2) Any of the above-mentioned notice shall be deemed to have been delivered or received under the following circumstances;

          (a) If delivered by hand, it is delivered to or placed in the addressee's address;

          (b) If delivered by mail, it is the fifth day (not Sunday or public holiday) after mailing;

          (c) If delivered by telex or fax, it is the next day; and any notice sent by telex or fax shall be deemed to have been received after confirming the correct response code of the text.

17.02    All the notices shall become effective at the actual time of receipt.


                           CHAPTER 18 OTHER PROVISIONS

18.01    CONDITIONS

The rights and obligations of both Parties under this Contract shall be based on the following conditions as conditions precedent:

     1) All the conditions precedent stipulated in Section 6.05 of each Joint Venture Contract have been fulfilled;

     2) The Fuel Oil Supply Contract and the Interconnection Contract have been drafted in accordance with the stipulated form and have been officially executed and come into full force.

         The date of the fulfillment of the above-mentioned conditions precedent shall be the date of effectiveness of this Contract, and Party B shall notify Party A in written form within five working days after the date of effectiveness.


18.02    PERFORMANCE GUARANTEE

                                      [***]

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

18.03    WRITTEN AMENDMENT

         The amendment of this Contract is subject to written agreement by the both Parties.

18.04    HEADINGS

         The headings contained in this Contract are inserted for the sake of convenience, they do not constitute a part of this Contract, nor can the heading be used in any form to interpret this Contract.

18.05    WAIVER

         Failure of a Party to exercise and delay in exercising or carrying out any right or remedial measure under this Contract does not constitute a waiver of such right or remedial measure. Separate or partial exercising or carrying out any right or remedial measure under this Contract does not exclude or restrict further exercising or carrying out such right or remedial measure. The right and remedial measure stipulated in this Contract are concurrently applicable and does not exclude any right or remedial measure stipulated in laws.

18.06    LANGUAGE

         This Contract is written in English and Chinese. Both the English and Chinese versions are equally authentic.

18.07    FINAL REPRESENTATION

         This Contract (including all its appendices) represents the entire understanding reached by the both Parties in respect of the subject matter of this Contract and shall supersede any written or verbal understanding, proposal or other document in relation to this Contract heretofore.


18.08    CONFIDENTIALITY

     1) A Party shall keep confidential the Contract and confidential all agreements and documents as well as all other information (whether they are technical or commercial documents) which are related to the construction, operation maintenance, management and financing of the Power Plant, which are of a confidential nature. Except for the purpose of performing the obligations under this Contract, all the above-mentioned agreements, documents and information shall not be made public or be disclosed or used in other form (except as stipulated by law or relevant management authority, or being disclosed to Party B's potential lenders, Party B's Investors, professional consultants to all the Parties to this Contract or the professional consultants to the above-mentioned lenders and Investors).

     2)   The  stipulation  in  Section   18.08(1)  is  not  applicable  to  the
          following:

          (a) Any information which is made public not because of violation of this Contract;

          (b) The receiving Party has already possessed the information before the disclosure herein before, and such information was obtained without undertaking any obligation of keeping it confidential;

          (c) Any information which is obtained from a third party who may freely disclose it without undertaking any obligation of keeping it confidential.

18.09    SUCCESSOR AND ASSIGNEE

         This Contract is binding on the Parties to this Contract and their respective successors and permissible assignees.

18.10    PARTIAL INEFFECTIVENESS

         If a part of any article of this Contract is adjudicated by a law of competent jurisdiction to be unlawful, invalid or unenforceable, it shall not affect the lawfulness, validity or enforceability of the other articles of this Contract, nor shall it affect the lawfulness of any other provision of this Contract.

IN WITNESS WHEREOF, each of the Parties hereto have caused this Contract to be executed by their duly authorized representatives on the date first set forth above and have caused it to be effective.


Party A: Anhui Provincial Electric Power Corporation

         Name :   [Signature Illegible]

         Title :

         Nationality :


Party B: Anhui Liyuan-AES Power Company Ltd.   Hefei Zhongli Energy Company Ltd.

         Name :   [Signature Illegible]  Name :            [Signature Illegible]

         Title :                         Title :

         Nationality :                   Nationality :

                            APPENDIX 1 INVOICE FORMAT

Invoice for Electricity Fee Payment from Month:      Date:
to Month:         Date:

                                    Date of Meter Recording:

                                    Date of Table fill - in:

This month is the _ month of this Quarter, The meter reading of the preceding month was-----------, The meter reading of this month is----------, The Actual On-Grid Tariff this month is -----------.
The Actual  On-Grid  Quantity of the first  month of this  Quarter is --------.
The Actual On-Grid Quantity of the second month of this Quarter is ---------. The On-Grid Quantity of the third month of this Quarter is----------.
Payment due under the current month --------------.
Payment due from previous months---------------
Amount payable (Payment due under current month + Payment due from previous months)-----------------


                                      [***]

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

                    Sum of money due =

                    1) For the first, second, fourth, fifth, seventh, eighty, tenth, and eleventh month:

                         [***]

                    2)   For the third and ninth month:

                         [***]

                    3) For the sixth month to be calculated in accordance with the greater of the following two formulas:

                         [***]

                    4)   for the twelfth month

                         [***]

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

                       APPENDIX 2 AFTER-TAX CAPITAL RETURN

                                      [***]


[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

                   APPENDIX 3 CALCULATION OF TERMINATION FEES


                                     [***]


[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

                        APPENDIX 4 ON-GRID TARIFF FORMULA


                       ANHUI LIYUAN-AES POWER COMPANY LTD.
                        HEFEI ZHONGLI ENERGY COMPANY LTD.



                             ON-GRID TARIFF FORMULA

ARTICLE 1.        AGREEMENT

The formula of calculating the On-grid Tariff of the Hefei 115MW Gas Turbine Combined-cycle Power Plant is determined through the joint study and discussion of all the Investors. The formation, structure and calculation method of this formula have been unanimously agreed to and confirmed by all the Investors.


The Investors:

AES Anhui Power Company Limited

Anhui Liyuan Electric Power Development Company Ltd.

Hefei Municipal Construction & Investment Company


The Joint Ventures(hereinafter referred as the "Company"):

Anhui Liyuan-AES Power Company Ltd. (hereinafter refereed as "Liyuan-AES")

Hefei Zhongli Energy Company Ltd. (hereinafter refereed as "Hefei Zhongli")

ARTICLE 2         THE APPROVED ON-GRID TARIFF

In the fourth quarter of each Year, Liyuan - AES and Hefei Zhongli shall estimate and submit for approval the On-grid Tariff of the succeeding Year in accordance with the following formula:


                                      [***]

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

where:


                                      [***]


[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

The  agreed   annual   kilowatt-hours   (herein   refereed  as  "Agreed   Annual
Kilowatt-hours")refers to the Annual Minimum On-Grid Quantity [***] specified in the Operation and Offtake Contract plus the auxiliary load of the Power Plant.

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

The On-grid Tariff shall be estimated in Renminbi. The US dollar portion shall be converted at the median price of the official foreign exchange rate on the last business day prior to the estimation of the On-grid Tariff.

Full details and method of calculation are given in Article 3 and 4.

ARTICLE 3         METHOD OF THE ON-GRID TARIFF CALCULATION

                                      [***]

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

                ARTICLE 4 ANNUAL ADJUSTMENT TO THE ON-GRID TARIFF


                                      [***]


[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

             APPENDIX 5 METERING AND RECORDING OF ELECTRICAL ENERGY

1.   [***]

[***] Filed separately with the Commission pursuant to a request for confidential treatment.


2. Under normal operation, electricity from the Power Plant to the Power Grid shall be transmitted through the --- KV step-up substation of the Power Plant----------- and the -- KV transmission lion.

3. The accuracy of electrical Energy metering devices shall comply with accuracy standards for Class 1 metering device, namely:

         Active Power Meter:                Grade 0.5
         Reactive Power Meter:              Grade 2.0
         PT:                                Grade 0.2
         CT:                                Grade 0.2

         The metering devices shall be managed in accordance with "Regulations for Management of Electric Energy Meters" promulgated by the Ministry of Electric Power.

4. Under normal operation, the auxiliary power of the Power Plant shall be provided by the high-voltage station service transformer; in case of outage of the station service transformer, it shall be provided by the KV start-up transformer.

5. The electricity transmitted from the Power Plant to the Power Grid shall be calculated in accordance with the following formula:

                                      [***]

[***]  Filed   separately  with  the  Commission   pursuant  to  a  request  for
confidential treatment.

         This formula shall also be used for calculate the Actual On-Grid Quantity.

6. The electricity transmitted from the Power Grid to the Power Plant shall be the active power quantity measured by KWH meter Breaker #4, #5 and #6 at the high voltage side of the start-up transformer.

7. Party B and Party A shall jointly designate the operator of the Power Plant to be responsible for recording all KWH meters. At noon of the last day of each month or at other time in the same day as agreed upon by the Parties, Party B and Party A shall send representatives to the site to witness the recording. In case that any one party is absent at such an agreed time, the Party present shall witness the recording alone, and the result of such recording shall be binding on both Parties.

8. Party B and Party A shall jointly appoint a qualified institution to calibrate all meters and their auxiliary equipment every Year. At the time when calibration takes place, Party B and Party A shall send representatives to the site to witness the calibration. In case any Party side is absent at such an agreed time, the Party present shall witness the calibration alone, and the result of such calibration shall be binding on both Parties.

9. If any Party finds, for some reason, that the above metering device is inaccurate, that party shall immediately notify the other Party of the situation. The inaccurate metering device shall be tested and recalibrated promptly. The output of electric energy during the period of inaccuracy shall be calculated at a temporary metering point determined by both Parties.

                 APPENDIX 6 PRE-OPERATION AND OPERATION SERVICES

PART I   PRE-OPERATION SERVICES

         Before the Commercial Operation Date of the units, Party A shall provide the following pre-operation services:

1        PREPARATION FOR OPERATION
         -------------------------

         Party A shall

1.1      in   consultation   with  the  Party  B  establish  the   maintenance
         and administrative management system for the Power Plant;

1.2 three months prior to the full start-up and interconnection of the Unit I of the Power Plant, formulate and submit to the Party B the operation and safety codes applicable to the Power Plant (provisional copy). Within three months after commencement of commercial operation of the Power Plant, the above codes shall be improved and followed during operation of the Power Plant. Copies of such codes shall be sent to Party B for the record;

1.3 develop a complete set of training program for the Power Plant's O & M employees to familiarize themselves with the Power Plant and to fulfill their responsibility satisfactorily. The training program shall include seminars, site visits, and training given by Construction contractor of the Power Plant and equipment manufacturers. The training program shall be based on technical data and manuals provided by the construction contractor of the Power Plant, including information about start-up, operation, basic maintenance, fire fighting and safety;

1.4 in consultation with the Party B, formulate a criteria for recruitment of employees of the Power Plant, and recruit qualified and experienced employees according to such criteria;

1.5      assist Party B in monitoring, operating and testing the Power Plant;

1.6 send to Party B and relevant operational (a) departments technical data and final drawings provided by the construction contractor of the Power Plant, while the original copy of which shall be debt in the safest place in the Power Plant;

1.7 in consultation with Party B, formulate a list of all consumables, spare parts, tools and materials needed by the Power Plant, and purchase the above things needed by the Power Plant during the first Year of commercial operation;

1.8 in consultation with Party B, formulate a detailed maintenance plan and methods for the first Year of commercial operation of the Power Plant; and in consideration of the rights and obligations of Party B, formulate a skeleton plan for the scheduled overhaul for the first two-Year commercial operation of the Power Plant.


2        START-UP, INTERCONNECTION, COMMISSIONING AND TEST
         -------------------------------------------------

         Party A shall

2.1 provide spare parts, consumables, fuel oil, water, coal and lubricants necessary for timely, safe and stable start-up of the Units;

2.2 be responsible for implementing and ensuring the Units to meet the conditions for interconnection as stipulated in Article 2 of the Interconnection Contract;

2.3 provide sufficient numbers of qualified and experienced engineers to perform start-up, commissioning, interconnection and 72-hour and 24-hour performance tests of the Units;

2.4 Provide all necessary electrical energy for carrying out commissioning of the Power Plant (including those needed for start-up);

2.5 record in detail and keep all the data of the start-up and performance tests of the Power Plant:

2.6      provide other necessary services.

PART II           OPERATION SERVICES

1        RECRUITMENT AND TRAINING
         ------------------------

         Party A Shall

1.1 ensure the required personnel of the Power Plant; in case of any vacancy, recruit qualified and experienced staff;

1.2 provide relevant class and site training for new employees, to train them to be qualified employees for their duties;

1.3 ensure the continuity of training programs, the staff training shall include safety measures. O & M procedures, and establish relevant examination and promotion system;

1.4      provide other necessary services related to recruitment and training.

2        OPERATION OF THE POWER PLANT
         ----------------------------

2.1      Party A shall maintain, operate, test and inspect the Power Plant:

         1) to keep the Power Plant in good condition during the term of the Joint Venture Contract.

         2) to maintain high availability and efficiency of generation facilities of the Power Plant:

         3) to minimize the occurrence of accidents and damages, and to minimize their duration.

2.2 provide to the Party B on a timely basis and at monthly intervals reports on operation, repairs, tests, maintenance and examination of the Units;

2.3 carry out the performance test stipulated by the Ministry of Electric Power for similar thermal power plants;

2.4 ensure that the Power Plant shall abide by all applicable laws, regulations, safety rules and other stipulations.

2.5 perform relevant obligations and responsibilities of the Party B related to the operation of the Power Plant as stipulated in the "Interconnection Contract" and "Dispatch Contract"; if any reduction of power generation occurs due to Party A's responsibility, Party A (the Operator of the Power Plant) shall indemnify the Party B for the losses incurred by such reductions. As the operator of the Power Plant, Party A shall indemnify the Party B for any penalties under Sections 3.7,
         3.11 and 8.2 of the Interconnection Contract ;

2.6 be responsible for daily maintenance and overhaul as well as major and minor repair, and for providing planned or provisional emergency maintenance;

2.7 make annual generation and maintenance plan in accordance with the "Operation and Offtake Contract" and implement the same;

2.8      dispose of all the unnecessary materials and wastes of the Power Plant.

3.       MANAGEMENT
         ----------

         Party A shall

3.1      keep  the  Power  Plant  in  good  operation   condition  and  maintain
         appropriate level of spare parts reservation according to good utility practice of similar thermal power plants;

3.2      manage the necessary maintenance of the Power Plant;

3.3 in the event of any emergency or unusual event affecting the normal operation of the Power Plant, take all necessary measures to minimize injury to persons and damage to the Power Plant and promptly report to the Party B the nature of such emergency or unusual event and its consequences.

4.       PROCUREMENT
         -----------

         Party A shall

4.1 check regularly the demands for spare parts, consumables and materials of the Power Plant (taking into account the designed life of equipment, actual overhaul records and any technical changes to the Power Plant), and formulate corresponding plans and make purchasements according to these plans;

4.2 be responsible for organizing the coal supply, and ensure enough fuel for continuous, steady and safe operation of the Power Plant, at least to meet the need of generating the Annual Minimum On-Grid Quantity.

5        STATEMENTS AND REPORTS
         ----------------------

         Party A shall, before delivery of the first Unit for operation, provide suggestions on forms of the following daily, monthly and annual reports, and determine the forms in consultation with the Party B.

5.1      DAILY REPORTS

         Party A shall provide the Party B with daily reports on the daily operation of the Power Plant, including without limitation the following items:

         1)       net generation of each unit;

         2)       coal consumption of each Unit;

         3)       causes for deviation of each Unit from the daily load curve;

         4) description of emergencies or unusual events resulting in deduction of power generation and personal injuries.

5.2      MONTHLY REPORTS

         Party A shall, within the first 10 days of each month, provide to the Party B a monthly report on the performance of the Units for the previous month. The report shall include, but not be limited to the following:

         1) statistical statement on operation in the form required by the Ministry of Electric Power;

         2) major repair and maintenance activities carried out during the previous month, and those planned for the next month;

         3) expenses of the previous month and those planned for the next month;

         4) statistical statement of safety and accidents of the Power Plant during the previous month;

         5) summary of unusual events and accidents during the previous month, and measures already taken by Party A to mitigate the effects.

5.3      ANNUAL REPORT

         Party A shall, within 60 days after the end of each calendar Year, submit to the JV Company an annual report which shall include but not be limited to the following:

         1)       statistical summary of annual operation;

         2)       summary of repair and maintenance;

         3)       statistical summary of safety and accidents;

         4)       financial statement;

         5)       summary of any disputes relating to the Power Plant;

         6)       environmental monitoring;

         7)       other information reasonably required by Party B

5.4      OTHER REPORTS

         Party A shall provide:

         1) a safety report required by relevant authority in connection with personal injuries or damages of the Power Plant

         2)       other reports reasonably required by Party B;

6.       ACCESS TO THE POWER PLANT
         -------------------------

6.1 Party A shall provide all necessary working and living facilities to the resident representatives of the Party B in the Power plant.

6.2 Party A shall allow representatives or consultants from Party B to inspect and monitor the operation of the Power Plant at any time.

6.3 Party A shall, upon request of Party B, allow Party B or its representatives to have access at any time to any information, data and records held by Party A.

7.       OTHER RESPONSIBILITY
         --------------------

         Party A shall be responsible for responding to other demands on the Power Plant raised by relevant authorities in charge of electric power.

                         APPENDIX 7 NECESSARY INSURANCE

1        Third party Liability Insurance

2        Personal injury and Medical Insurance

3        Property All Risk Insurance ( Substitute Value)

4        Vehicle Insurance (Vehicles and the Third Party Liability Insurance)

5        Employer's Liability Insurance

6 Profit Loss Insurance-Limit: 6 month After tax - capital - Return and US$ loan Expenses.

7        Water Transport and Land Transport Cargo Insurance

8        Boiler and Machinery  (including  construction  and operation  periods)
         Insurance

All insurance shall be bought in accordance with the phase IV Wuhu Project Operation insurance Contract in type term, limits, deductibles. expect as noted.

                          APPENDIX 8 FUEL SPECIFICATION

         ITEM                                        VALUE

         1)  Alkyl 16 min                              50

         2)  Distillate temperature
               50%, oC, max                           300

               90%, oC, max                           355

               95%, oC, max                           365

         3)  Viscose, 20 oC, cst, max                 3-8

         4)  Residual carbon, (m/m)                   0.4
               10% Evaporation  Remains

         5)  Ash, %(m/m) max                        0.025

         6)  Sulfur contain, % max                    0.2

         7)  Water contain, % max                    mark

         8)  Flash point, oC, min                      60

         9)  Condensing point, oC, max                  0

         10) Copper corrosion, 50 oC, 3 hours   qualified

         11) Acid water dissolved                      no

         12) Actual colloidal, ml/100mg, max           70

         13) LHV, KJ/Kg                            43,100

                       APPENDIX 9 FUEL OIL SUPPLY CONTRACT

For this Appendix, please reference the Fuel Oil Supply Contract entered and provided by Party A.